                   REPORT OF INDEPENDENT AUDITORS ON SCHEDULES




The Board of Directors and Stockholder
EquiTrust Life Insurance Company

We have audited the balance sheets of EquiTrust Life Insurance Company as of December 31, 2000 and 1999, and the related statements of income, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 2000, and have issued our report thereon dated February 5, 2001 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 3 of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                     /s/ Ernst & Young LLP




Des Moines, Iowa
February 5, 2001

                   SCHEDULE I - SUMMARY OF INVESTMENTS - OTHER
                       THAN INVESTMENTS IN RELATED PARTIES
                        EQUITRUST LIFE INSURANCE COMPANY

                                DECEMBER 31, 2000

                    COLUMN A                             COLUMN B               COLUMN C               COLUMN D
-------------------------------------------------  ---------------------  ---------------------  ---------------------
                                                                                                   AMOUNT AT WHICH
                                                                                                    SHOWN IN THE
               TYPE OF INVESTMENT                        COST(1)                 VALUE              BALANCE SHEET
-------------------------------------------------  ---------------------  ---------------------  ---------------------
                                                                          (DOLLARS IN THOUSANDS)
 Fixed maturity securities, available for sale:
  Bonds:
    United States Government and agencies........   $       1,636         $        1,639          $       1,639
    State, municipal and other governments.......           1,508                  1,507                  1,507
    Public utilities.............................           1,722                  1,722                  1,722
    Corporate securities.........................           7,785                  7,634                  7,634
    Mortgage and asset-backed securities.........          30,241                 30,093                 30,093
    Convertible bonds............................             770                    793                    793
                                                   ---------------------  ---------------------  ---------------------
       Total.....................................          43,662         $       43,388                 43,388
                                                                          =====================

 Policy loans....................................              76                                            76
 Short-term investments..........................           3,030                                         3,030
                                                   ---------------------                         ---------------------
                                                    $      46,768                                 $      46,494
                                                   =====================                         =====================

  (1) On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturities and short-term investments and unpaid principal balance for policy loans.

                            SCHEDULE IV - REINSURANCE
                        EQUITRUST LIFE INSURANCE COMPANY

              COLUMN A                  COLUMN B        COLUMN C         COLUMN D        COLUMN E         COLUMN F
              --------                --------------  --------------   --------------  --------------   --------------
                                                         CEDED TO      ASSUMED FROM                       PERCENT OF
                                                          OTHER            OTHER                        AMOUNT ASSUMED
                                       GROSS AMOUNTS    COMPANIES         COMPANY        NET AMOUNT         TO NET
                                      --------------  --------------   --------------  --------------   --------------
                                                                   (DOLLARS IN THOUSANDS)
Year ended December 31, 2000:
    Life insurance in force, at end
      of year......................... $    298,159    $    206,461     $      2,432    $    94,130            2.6%
                                      ==============  ==============   ==============  ==============   ==============
    Insurance premiums and other
      considerations:
      Interest sensitive product
      charges......................... $      1,522    $        947     $        102    $       677           15.1
      Traditional life insurance
         premiums.....................          127             127                -               -             -
                                      --------------  --------------   --------------  --------------   --------------
                                       $      1,649    $      1,074     $        102    $       677           15.1%
                                      ==============  ==============   ==============  ==============   ==============

Year ended December 31, 1999:
    Life insurance in force, at end
      of year......................... $    427,972    $    400,103     $        56     $    27,925            0.2%
                                      ==============  ==============   ==============  ==============   ==============
    Insurance premiums and other
      considerations:
      Interest sensitive product
      charges......................... $      1,964    $      1,776     $         3     $       191            1.6
      Traditional life insurance
         premiums.....................        1,089           1,089                -               -             -
                                      --------------  --------------   --------------  --------------   --------------
                                       $      3,053    $      2,865     $          3    $       191            1.6%
                                      ==============  ==============   ==============  ==============   ==============

Year ended December 31, 1998:
    Life insurance in force, at end
      of year......................... $    603,292    $    599,186     $          -    $     4,106              -%
                                      ==============  ==============   ==============  ==============   ==============
    Insurance premiums and other
      considerations:
      Interest sensitive product
      charges......................... $      2,699    $      2,694     $          1    $         6           16.7
      Traditional life insurance
         premiums.....................        1,796           1,796                -               -             -
                                      --------------  --------------   --------------  --------------   --------------
                                       $      4,495    $      4,490     $          1    $         6           16.7%
                                      ==============  ==============   ==============  ==============   ==============